Exhibit 95

Mine Safety Disclosures

The operation of our mines located in the United States is subject to regulation by MSHA under the FMSH Act. MSHA inspects these mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the FMSH Act. We present information below regarding certain mining safety and health citations that MSHA has issued with respect to our mining operations. In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the mine; (ii) the number of citations issued will vary from inspector to inspector and mine to mine; and (iii) citations and orders can be contested and appealed and, in that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Act, each operator of a coal or other mine is required to include certain mine safety results within its periodic reports filed with the SEC. As required by the reporting requirements included in §1503(a) of the Dodd-Frank Act, we present the following items regarding certain mining safety and health matters, for the period presented, for each of our mine locations that are covered under the scope of the Dodd-Frank Act:

(A)

The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the FMSH Act (30 U.S.C. 814) for which the operator received a citation from MSHA;

(B)	The total number of orders issued under section 104(b) of the FMSH Act (30 U.S.C. 814(b));

(C)	The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the FMSH Act (30 U.S.C. 814(d));

(D)	The total number of imminent danger orders issued under section 107(a) of the FMSH Act (30 U.S.C. 817(a));

(E)	The total dollar value of proposed assessments from MSHA under the FMSH Act (30 U.S.C. 801 et seq.);

(F)	Legal actions pending before Federal Mine Safety and Health Review Commission involving such coal or other mine as of the last day of the period;

(G)	Legal actions initiated before the Federal Mine Safety and Health Review Commission involving such coal or other mine during the period; and

(H)	Legal actions resolved before the Federal Mine Safety and Health Review Commission involving such coal or other mine during the period.

During the period ended March 31, 2012, our U.S. mine locations did not receive any flagrant violations under Section 110(b)(2) of the FMSH Act and no written notices of a pattern of violations, or the potential to have a pattern of such violations, under section 104(e) of the FMSH Act. In addition, there were no mining-related fatalities at any of our mine locations during this same period.

Following is a summary of the information listed above for the period ended March 31, 2012:

		Period ended March 31, 2012
		(A)	(B)	(C)	(D)	(E)	(F)		(G)	(H)
Mine Name/ MSHA ID No.	Operation	Section 104 S&S Citations	Section 104(b) Orders	Section 104(d) Orders	Section 107(a) Citations & Orders	Total Dollar Value of MSHA Proposed Assessments (1)	Legal Actions Pending as of Last Day of Period		Legal Actions Initiated During Period	Legal Actions Resolved During Period
Pinnacle Mine / 4601816	Coal	24	2	6	-	$37,006	29	(2)	3	6
Pinnacle Plant / 4605868	Coal	7	-	-	-	9,229	4	(3)	-	1
Green Ridge #1 / 4609030	Coal	-	-	-	-	-	2	(4)	1	3
Green Ridge #2 / 4609222	Coal	1	-	-	-	1,530	11	(5)	2	1
Oak Grove / 0100851	Coal	58	-	-	1	171,225	35	(6)	-	-
Concord Plant / 0100329	Coal	2	-	-	-	745	-		-	1
Dingess-Chilton / 4609280	Coal	7	-	2	-	20,522	29	(7)	4	-
Powellton / 4609217	Coal	8	-	-	-	10,101	42	(8)	3	13
Saunders Prep / 4602140	Coal	-	-	-	-	-	-		-	1
Tony Fork / 4609101	Coal	19	-	-	-	1,771	5	(9)	1	1
Elk Lick Tipple / 4604315	Coal	-	-	-	-	-	4	(10)	1	-
Lower War Eagle / 4609319	Coal	1	-	2	-	608	1	(11)	1	-
Elk Lick Chilton / 4609390	Coal	-	-	-	-	-	-		-	-
Tilden / 2000422	Iron Ore	16	-	-	-	58,487	7	(12)	-	1
Empire / 2001012	Iron Ore	5	-	-	-	3,540	6	(13)	2	5
NorthShore Plant / 2100831	Iron Ore	21	-	-	-	76,938	-		-	-
Northshore Mine / 2100209	Iron Ore	4	-	-	-	2,020	13	(14)	1	1
Hibbing / 2101600	Iron Ore	9	-	-	-	15,722	8	(15)	2	1
United Taconite Plant /2103404	Iron Ore	15	-	-	-	26,114	12	(16)	-	6
United Taconite Mine /2103403	Iron Ore	3	-	-	-	946	-		-	-

(1)	Amounts included under the heading “Proposed Assessments” are the total dollar amounts for proposed assessments received from MSHA on or before March 31, 2012.
(2)

Included in this number are 8 pending legal action related to contests of citations and orders referenced in Subpart B of FMSH Act’s procedural rules and 21 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.

(3)	This number consists of 4 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.
(4)	This number consists of 2 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.
(5)	This number consists of 11 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.
(6)

Included in this number are 6 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act’s procedural rules; 28 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules; 1 pending legal action related to complaints for compensation referenced in Subpart D of FMSH Act’s procedural rules; and 1 pending legal action related to appeals of judges’ decisions or orders to the Subpart H of FMSH Act’s procedural rules.

(7)

Included in this number are 3 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act’s procedural rules and 26 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.

(8)

Included in this number are 16 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act’s procedural rules; 26 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules and 1 pending legal action related to appeals of judges’ decisions or orders to the Subpart H of FMSH Act’s procedural rules.

(9)	This number consists of 5 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.
(10)	This number consists of 4 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.

(11)	This number consists of 1 pending legal action related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.
(12)

This number consists of 7 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules and 1 pending legal action related to appeals of judges’ decisions or orders to the Subpart H of FMSH Act’s procedural rules.

(13)	This number consists of 6 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.
(14)	This number consists of 13 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.
(15)

This number consists of 7 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules; 1 pending legal action related to complaints of discharge, discrimination or interference referenced in Subpart E of FMSH Act’s procedural rules; and 1 pending legal action related to appeals of judges’ decisions or orders to the Subpart H of FMSH Act’s procedural rules.

(16)

This number consists of 6 pending legal actions related to contests of citations and orders referenced in Subpart B of FMSH Act’s procedural rules and 6 pending legal actions related to contests of proposed penalties referenced in Subpart C of FMSH Act’s procedural rules.